Exhibit 23(b)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 26, 2021, with respect to the financial statements and financial statement schedule of Great American Life Insurance Company in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-252915) and related Prospectuses for the registration of “Index Frontier® 7 Pro” and “Index Frontier® 5 Pro” individual index-linked modified single premium deferred annuities.

/s/ Ernst & Young LLP

Cincinnati, Ohio
April 26, 2021